Exhibit 10.2

STOCKHOLDERS’ AGREEMENT
This STOCKHOLDERS’ AGREEMENT (this “Agreement”) is dated as of April 24, 2023, by and among (i) Heartland Dental Holding Corporation, a Delaware corporation (the “Company”), (ii) Heartland Dental Topco, LLC, a Delaware limited liability company (“Topco”), (iii) KKR Core Holding Company LLC, a Delaware limited liability company, KKR Partners IV L.P., a limited partnership formed in Ontario, Canada, and each other member of the Sponsor Group (as defined below) which may become a party hereto by execution and delivery of a counterpart signature page hereto identifying such party as a member of the Sponsor Group and (iv) Align Technology, Inc., a Delaware corporation (the “Stockholder”) and any Permitted Transferee thereof that or who becomes a party hereto in accordance with the terms hereof (the Stockholder and such Permitted Transferees, together with the Company and the Sponsor Group, the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 1 hereof.
RECITALS:
WHEREAS, pursuant to the consummation of the transactions contemplated by that certain Subscription Agreement, dated as of March [20], 2023, by and among the Stockholder and the Company (as may be amended, restated, modified and supplemented from time to time, the “Subscription Agreement”), the Stockholder has acquired Stock (as defined herein) of the Company and the Parties wish to enter into certain agreements with respect to the holdings of Stock and Stock Equivalents by the Sponsor Group and the Stockholder and their respective Permitted Transferees; and
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby further acknowledge and agree to the following:
1.Definitions.
“30% Rule” means Section 79 of regulation 909 under Section 62 of the Pension Benefits Act (Ontario), which prohibits OTPP from directly or indirectly investing in the securities of a corporation to which are attached more than 30% of the votes that may be cast to elect the directors of such corporation.
“Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by, or is under common control with such first Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise. With respect to the Company, an Affiliate shall include, to the extent provided by the Board, any Person in which the Company has a significant interest. Unless expressly stated otherwise, for purposes of this Agreement, no member of the Sponsor Group shall be deemed an Affiliate of any member of the Company Group or any entity managed by the Company Group.
“Agreement” has the meaning set forth in the Preamble.
“beneficially own” has the meaning given to such term in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.
“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.
“Change in Control” means (i) the sale, transfer or other disposition of all or substantially all (i.e., at least 80%) of the assets (in one transaction or a series of related transactions) of Topco or the Company to any Person (or group of Persons acting in concert), other than to (x) the Sponsor Group (excluding other portfolio companies of the Sponsor Group) or (y) any other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by Topco or the Company or any Person(s) described in clause (x) (any entity in clause (y), a “Controlled Party”), or (ii) a merger, recapitalization or other sale (in one transaction or a series of related transactions) of Topco or the Company (or equity interests in Topco or the Company) to a Person (or group of Persons acting in concert) of equity interests or voting power that results in any Person (or group of Persons acting in concert) (other than (x) the Sponsor Group (excluding other portfolio companies of the Sponsor Group) or (y) any Controlled Party), in each case, that results in such Person owning more than 50% of the equity interests or voting power of Topco or the Company (or any resulting entity after a merger or recapitalization). For the avoidance of doubt, none of an Initial Public Offering, a stock dividend or distribution, a stock split or any other similar capital structure change shall, in and of itself, constitute a Change in Control.
“Commission” means the U.S. Securities and Exchange Commission.
“Company” has the meaning set forth in the Preamble; provided that, following an IPO, references herein to the Company shall be deemed to be references to the IPO Corporation (unless the context clearly indicates otherwise).
“Company Group” means, collectively, Topco, the Company, any of their direct and indirect subsidiaries, and as may be designated by the Board, any other of their Affiliates.
“Company Securities” means equity securities (including, if applicable, warrants for the purchase of Stock, determined on an as-exercised basis) of the Company beneficially owned by the Sponsor Group from time to time.
“Confidential Information” shall mean all non-public information concerning trade secrets, know-how, software, developments, inventions, processes, technology, designs, financial data, strategic business plans and any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, or confidential information of any member of the Company Group, any entity managed by the Company Group, any member of the Sponsor Group and any of their respective Affiliates; provided, that any such information shall not be “Confidential Information” to the extent it becomes generally available to the public other than as a result of a disclosure or failure to safeguard in violation of Section 13 hereof.
“Custody Agreement and Power of Attorney” has the meaning set forth in Section 3(c) hereof.

“Drag-Along Notice Date” has the meaning set forth in Section 3(a) hereof.
“Drag-Along Sale” has the meaning set forth in Section 3(a) hereof.
“Drag-Along Sale Date” has the meaning set forth in Section 3(f) hereof.
“Drag-Along Sale Notice” has the meaning set forth in Section 3(a) hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.
“Initial Public Offering” means the first Public Offering by the IPO Corporation.
“IPO Conversion” has the meaning set forth in Section 7(b) hereof.
“IPO Corporation” means the Company, as the entity which undertakes the Initial Public Offering, unless the Board otherwise determines that the “IPO Corporation” shall be any Subsidiary of the Company or another corporation, limited liability company, limited partnership, or any other entity, in which case the IPO Corporation shall be such other entity.
“IPO Corporation Stock” means shares of the class of equity securities of the IPO Corporation offered pursuant to an Initial Public Offering.
“OTPP” has the meaning set forth in Section 8 hereof.
“Parties” has the meaning set forth in the Preamble.
“Permitted Transferee” means, (a) any Subsidiary of the Stockholder and (b) any successor entity of the Stockholder, in each case, who or that agrees to be bound by the terms of this Agreement and the terms of any applicable agreements entered into in connection herewith.
“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).
“Prime Rate” shall mean the rate from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates).
“Public Offering” means an sale of Stock or IPO Corporation Stock, as the case may be, to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act.
“Register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the automatic effectiveness or the declaration or ordering of effectiveness by the Commission of such registration statement or document.
“Regulation D” has the meaning set forth in Section 5(b)(iii) hereof.

“Regulation S” has the meaning set forth in Section 5(b)(iii) hereof.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.
“Shares” means, with respect to the Stockholder Group, any and all shares of Stock and Stock Equivalents held by any member of the Stockholder Group.
“Sponsor Group” shall mean (i) KKR Core Holding Company LLC, (ii) KKR Partners IV L.P., and (iii) any Sponsor Group Permitted Transferee that beneficially owns any Company Securities.
“Sponsor Group Permitted Transferee” shall mean, in the case of any member of the Sponsor Group, (a) any Affiliate of such Person, (b) any successor entity of such Person and (c) any investment fund or vehicle with respect to which Kohlberg Kravis Roberts & Co., L.P. or an Affiliate thereof serves as the general partner, manager or advisor.
“Stock” means the class A common stock of the Company, par value $0.01 per share (and any stock or other securities into which such class A common stock may be converted or for which such class A common stock may be exchanged).
“Stock Equivalent” means any stock, warrants, rights, calls, options or other securities exchangeable or exercisable for, or convertible into, Stock.
“Stockholder” has the meaning set forth in the Preamble.
“Stockholder Group” means, collectively, the Stockholder and any of such Stockholder’s Permitted Transferees for so long as any of them holds Stock or Stock Equivalents.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the membership, partnership or other similar ownership interests thereof is at the time owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). For the avoidance of doubt, entities managed by the Company Group shall not be considered Subsidiaries of the Company.
“Tag-Along Allotment” has the meaning set forth in Section 4(a) hereof.
“Tag-Along Notice” has the meaning set forth in Section 4(c) hereof.
“Tag-Along Notice Date” has the meaning set forth in Section 4(b) hereof.

“Tag-Along Sale” has the meaning set forth in Section 4(a) hereof.
“Tag-Along Sale Date” has the meaning set forth in Section 4(b) hereof.
“Tag-Along Sale Notice” has the meaning set forth in Section 4(b) hereof.
“Tag-Along Stockholder” or “Tag-Along Stockholders” has the meaning set forth in Section 4(a) hereof.
“Third Party” means any Person other than the Company, the Sponsor Group and their respective Affiliates.
“Topco” has the meaning set forth in the recitals.
“Transfer” or “transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Stock or Stock Equivalents or Company Securities beneficially owned by a Person or any interest in any Stock or Stock Equivalents or Company Securities beneficially owned by a Person. In the event that any member of the Stockholder Group is a corporation, partnership, limited liability company or other legal entity (other than a trust or an estate) and ceases to be controlled by the Stockholder or a Subsidiary of the Stockholder, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein. For the avoidance of doubt, if any member of the Stockholder Group is an entity, it shall constitute a “Transfer” if there is a Transfer of the equity interests of the Stockholder or such member of the Stockholder Group, other than to a Permitted Transferee. When used as a verb or noun, “Transfer” and “transfer” and other words derived therefrom (such as “transferred” and “transferee”) shall have the correlative meanings.
2.Restrictions on Transfer.
(a)Prohibition on Transfer.
(i)Until the earliest to occur of (x) the date on which a Change in Control occurs or (y) following the Initial Public Offering, the date on which the Sponsor Group’s beneficial ownership of the outstanding shares of IPO Corporation Stock is less than 5%, no member of the Stockholder Group shall transfer any Shares (other than a permitted Transfer pursuant to Section 2(b) hereof), without the prior written consent of the Board. Notwithstanding the foregoing in clause (y), following the Initial Public Offering, the Stockholder Group shall be permitted to Transfer, as of any date, a number of Shares equal to the difference of (A) the aggregate number of Shares owned by the Stockholder Group multiplied by a fraction, the numerator of which is equal to the aggregate number of Company Securities beneficially owned by the Sponsor Group and Transferred by the Sponsor Group on or after the consummation of the Initial Public Offering, and the denominator of which is the aggregate number of Company Securities beneficially held by the Sponsor Group immediately prior to the consummation of the Initial Public Offering, minus (B) the aggregate number of Shares sold by the Stockholder Group on or after the consummation of the Initial Public Offering prior to the date of such sale.

(ii)Any attempt by the Stockholder Group to transfer any Shares or any rights hereunder in violation of this Section 2 shall be null and void ab initio. The Company shall not record on its stock transfer books or otherwise any transfer of Shares by any member of the Stockholder Group in violation of the terms and conditions set forth herein.
(iii)Nothing in this Agreement shall obligate any member of the Company Group or any member of the Sponsor Group to purchase any Shares from any member of the Stockholder Group.
(b)Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 2(c) hereof, each member of the Stockholder Group at any time may transfer all or a portion of such member’s Shares:
(i)to a Permitted Transferee, provided that such Permitted Transferee may transfer its Shares only to the Stockholder or a Permitted Transferee;
(ii)to a transferee in a Drag-Along Sale or a Tag-Along Sale pursuant to Section 3 or Section 4 hereof, respectively;
(iii)with the prior written consent of the Sponsor Group; and
(iv)to a member of the Sponsor Group or a member of the Company Group.
(c)Transfers in Compliance with Law; Substitution of Transferee. No transfer by any member of the Stockholder Group that would be permitted by Sections 2(a) and 2(b) hereof may be made pursuant to this Agreement unless (i) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Annex I (other than if (x) the transfer is conducted pursuant to and in accordance with Section 3 or Section 4 hereof, (y) the transfer is to any member of the Sponsor Group or any member of the Company Group, or (z) the transfer is conducted following the Initial Public Offering pursuant to and in accordance with Rule 144 under the Securities Act), (ii) the transfer complies in all respects with the applicable provisions of this Agreement, (iii) the transfer complies in all respects with applicable federal, state and foreign securities laws, including, without limitation, the Securities Act and (iv) the transfer complies with all applicable Company Group policies and restrictions (including any trading “window periods” or other policies regulating insider trading). Unless such requirement is waived in writing by the Company, no transfer by any member of the Stockholder Group that is not a natural Person may be made during the term of this Agreement (except pursuant to an effective registration statement under the Securities Act) unless and until such member has first delivered to the Company an opinion of counsel reasonably acceptable as to counsel and as to an opinion (email sufficient), in form and substance, to the Company (but which opinion delivery requirement may be waived as to any particular transfer in the discretion of the Board) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.
3.Drag-Along Rights.
(a)If at any time the Sponsor Group receives an offer from a Third Party to effect or otherwise proposes to effect with a Third Party a transaction that, after giving effect to this Section 3, would constitute a Change in Control (a “Drag-Along Sale”), then each member of the Stockholder Group hereby agrees that, upon the request of the Sponsor Group (and/or Topco, at the direction of the Sponsor Group) pursuant to a written notice (the “Drag-Along Sale Notice”) provided by the Sponsor Group at least twenty (20) Business Days prior to the proposed consummation of such Drag-Along Sale (the “Drag-Along Notice Date”), such member of the Stockholder Group shall sell a number of Shares owned by it to such Third Party in an amount (which amount shall be determined in good faith by the Sponsor Group) up to the product (rounded to the nearest whole number) of (i) the quotient determined by dividing (x) the total number of Company Securities that are proposed to be sold by the Sponsor Group to the Third Party purchaser in the contemplated Drag-Along Sale by (y) the total number of Company Securities owned by the Sponsor Group as of the close of business on the day immediately prior to the Drag-Along Notice Date, and (ii) the total number of Shares owned, or issuable upon exercise of any Stock Equivalents that are exercisable, by such member as of the close of business on the day immediately prior to the Drag-Along Notice Date, at the same price per share of Stock and upon the same economic terms and conditions as the Sponsor Group, including representations, warranties, covenants, and indemnities substantially similar to those to be made by the Sponsor Group and/or Topco (except that, (x) in the case of representations and warranties pertaining specifically to the Sponsor Group and/or Topco, each member of the Stockholder Group shall make comparable representations and warranties pertaining specifically to itself, (y) if the Drag-Along Sale involves any non-cash consideration, any rights or restrictions with respect to the non-cash consideration payable to each member of the Stockholder Group shall be proportionate to the relative size of ownership of such non-cash consideration, but shall not include any demand registration rights or board seats, consent rights, other governance rights or equity rollover rights and (z) if the Drag-Along Sale provides for cash consideration but a member of the Stockholder Group is given the opportunity by the proposed Third Party to receive securities in lieu of such cash consideration in connection with an equity rollover or similar transaction and such member elects to do so, such rollover securities shall be deemed to be the same form of consideration as cash); provided, that (I) all representations, warranties, covenants and indemnities shall be made by the Sponsor Group and/or Topco and the members of the Stockholder Group severally and not jointly, and (II) the maximum liability of a member of the Stockholder Group with respect to such representations and warranties, indemnities or other similar obligations shall not exceed the value (at such time) of the aggregate proceeds received by such member of the Stockholder Group in connection with the Drag-Along Sale; provided, further, that any such liability of such member of the Stockholder Group shall be satisfied first by the return of any cash proceeds received by such member of such Stockholder Group (including the cash proceeds from the sale of any securities or other non-cash consideration received by such member) and second by the return of any non-cash consideration (including securities) received by such member of the Stockholder Group.
(b)The provisions of this Section 3 shall apply regardless of the form of consideration received in the Drag-Along Sale; provided, that, in the event the consideration in a proposed Drag-Along Sale includes any securities (excluding any securities in connection with an equity rollover or similar transaction), and the receipt thereof by a member of the Stockholder Group required to sell Shares pursuant to Section 3(a) hereof would require (as determined by the Sponsor Group, upon the advice of its counsel (which may include in-house counsel)) under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required by the receipt of such securities by the Sponsor Group and/or Topco, or (ii) the provision to such member of the Stockholder Group of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for in connection with the Drag-Along Sale, then, in either case of (i) or (ii), in lieu of receiving such securities (as may be determined by the Sponsor Group, in its sole discretion), such member of the Stockholder Group may, at the Sponsor Group’s direction, receive cash consideration equal to the fair value of such securities (as determined in good faith by the Sponsor Group).
(c)The members of the Stockholder Group shall cooperate in good faith with the Sponsor Group, in connection with the consummation of the transactions contemplated by Section 3(a) hereof and, in the event that the Drag-Along Sale is (i) a merger or other business combination of the Company or other members of the Company Group with a Third Party or (ii) a purchase of all or substantially all of the assets of the Company or other members of the Company Group, then, upon the request of the Sponsor Group, such members of the Stockholder Group shall be required to vote all Shares they hold (or execute one or more written consents) in favor of (and not otherwise oppose) such merger or business combination or such sale of all or substantially all of such assets and otherwise to take all actions reasonably necessary or appropriate to facilitate the consummation of the proposed transaction, and the members of each Stockholder Group hereby waive and agree to waive any and all dissenters or appraisal rights with respect thereto (provided that no member of the Stockholder Group shall be required to execute a restrictive covenants agreement except to the extent that the Sponsor Group agrees to be bound by such covenant or agrees to enter into such agreement; provided further, that no member of the Stockholder Group shall be required to execute any non-competition agreement or enter into such covenant). Each member of the Stockholder Group hereby grants to each member of the Sponsor Group an irrevocable proxy, coupled with an interest, to vote such member’s Shares (or execute one or more written consents) in accordance with this Section 3(c), which proxy shall be valid and remain in effect until the provisions of this Section 3 expire pursuant to Section 3(g) hereof. Without limiting the foregoing, upon written request by the Sponsor Group, in connection with a Drag-Along Sale, each member of the Stockholder Group will execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Sponsor Group with respect to the Shares which are to be sold by such member of the Stockholder Group pursuant hereto, containing customary provisions and providing, among other things, that such member of the Stockholder Group will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (if such shares are certificated) representing such Shares (with undated stock powers duly endorsed in blank for transfer by the registered owner or owners thereof) and irrevocably appointing said custodian and attorney-in-fact as such member’s agent and attorney-in-fact with full power and authority to act on such member’s behalf with respect to the matters specified therein (such agreement, a “Custody Agreement and Power of Attorney”).
(d)Any expenses incurred for the benefit of the Company Group or all selling equityholders of the Company, and any indemnities, holdbacks, escrows and similar items relating to the Drag-Along Sale, which are not paid or reimbursed by the Company Group or the Third Party acquiror in such Drag-Along Sale (other than those that relate to representations or indemnities concerning a member of the Stockholder Group’s valid ownership of its Shares free and clear of all liens, claims and encumbrances or a member of the Stockholder Group’s authority, power and legal right to enter into and consummate a purchase or merger agreement or ancillary documentation) shall be paid or reimbursed by all selling stockholders pro rata based on the gross transaction proceeds to be received by each of them in the transaction.
(e)The Sponsor Group shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any Drag-Along Sale and the terms and conditions thereof. The Sponsor Group shall have no liability to any member of the Stockholder Group or the Company Group arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any such proposed Drag-Along Sale.

(f)Prior to the date of consummation of the Drag-Along Sale (such date, the “Drag-Along Sale Date”), each member of the Stockholder Group shall deliver a certificate or certificates (if certificated) for the Shares to be sold by such member of the Stockholder Group in connection with the Drag-Along Sale, with undated stock powers duly endorsed in blank for transfer by the registered owner or owners thereof, (x) to the Third Party acquiror in such Drag-Along Sale or (y) (to hold in escrow until the consummation of the Drag-Along Sale) the Company or the Sponsor Group, free and clear of all liens, encumbrances and restrictions, in the manner and at the address indicated in the Drag-Along Sale Notice.
(g)The rights set forth in this Section 3 shall terminate immediately upon the consummation of an Initial Public Offering.
4.Tag-Along Rights.
(a)If at any time the Sponsor Group, or Topco on behalf of the Sponsor Group, proposes to enter into an agreement to sell or otherwise dispose of for value any Company Securities to a Third Party, other than (i) a Public Offering (including the Initial Public Offering), (ii) any transfer of Company Securities to a Sponsor Group Permitted Transferee, (iii) a Drag-Along Sale in respect of which the Sponsor Group has delivered a Drag-Along Sale Notice or (iv) if the Sponsor Group acquires any Shares from the Stockholder Group, any transfer of such Shares by the Sponsor Group to any Person (such sale or other disposition for value being referred to as “Tag-Along Sale”), then the Sponsor Group shall afford each member of the Stockholder Group that or who holds Shares (each, individually, a “Tag-Along Stockholder” and, collectively, the “Tag-Along Stockholders”) the opportunity to participate proportionately in such Tag-Along Sale in accordance with this Section 4. The maximum number of Shares that each Tag-Along Stockholder will be entitled to include in such Tag-Along Sale (such Tag-Along Stockholder’s “Tag-Along Allotment”) shall be equal to the product (rounded to the nearest whole number) of (x) the number of Shares owned, or issuable upon exercise of any Stock Equivalents that are exercisable, by such Tag-Along Stockholder as of the close of business on the day immediately prior to the Tag-Along Notice Date and (y) a fraction, the numerator of which is the number of Company Securities proposed by the Sponsor Group to be transferred pursuant to the Tag-Along Sale and the denominator of which is the total number of Company Securities owned by the Sponsor Group as of the close of business on the day immediately prior to the Tag-Along Notice Date.
(b)The Sponsor Group shall provide each Tag-Along Stockholder with written notice (the “Tag-Along Sale Notice”) at least twenty (20) Business Days prior to the proposed closing date of the Tag-Along Sale (the “Tag-Along Sale Date”). Each Tag-Along Sale Notice shall set forth: (i) the name and address of the proposed Third Party transferee in the Tag-Along Sale; (ii) the number of Company Securities that are proposed to be transferred by the Sponsor Group pursuant to the Tag-Along Sale; (iii) the proposed amount and form of consideration to be paid for such securities and the terms and conditions of payment offered by the proposed Third Party transferee; (iv) the aggregate number of Company Securities held of record by the Sponsor Group as of the close of business on the day immediately prior to the date of the Tag-Along Sale Notice (the “Tag-Along Notice Date”); (v) the Tag-Along Stockholder’s Tag-Along Allotment, assuming the Tag-Along Stockholder elected to sell the maximum number of Shares permissible; and (vi) the anticipated Tag-Along Sale Date. For the avoidance of doubt, a Tag-Along Stockholder shall participate in the Tag-Along Sale at the same price per share of Stock and upon the same economic terms and conditions of the offer so accepted by the Sponsor Group (or Topco, on behalf of the Sponsor Group), including representations, warranties, covenants, and indemnities substantially similar to those to be made by the Sponsor Group and/or Topco (except that, (x) in the case of representations and warranties pertaining specifically to the Sponsor Group and/or Topco, such Tag-Along Stockholder shall make comparable representations and warranties pertaining specifically to itself, (y) if the Tag-Along Sale involves any non-cash consideration, any rights or restrictions with respect to the non-cash consideration payable to such Tag-Along Stockholder shall be proportionate to the relative size of ownership of such non-cash consideration, but shall not include any demand registration rights or board seats, consent rights, other governance rights or equity rollover rights and (z) if the Tag-Along Sale provides for cash consideration but such Tag-Along Stockholder is given the opportunity by the proposed Third Party transferee to receive securities in lieu of such cash consideration in connection with an equity rollover or similar transaction and such Tag-Along Stockholder elects to do so, such rollover securities shall be deemed to be the same form of consideration as cash); provided, that (A) all representations, warranties, covenants and indemnities shall be made by the Sponsor Group (and/or Topco) and such Tag-Along Stockholder severally and not jointly, and (B) the maximum liability of such Tag-Along Stockholder with respect to such representations and warranties, covenants, indemnities or other similar obligations shall not exceed the value (at such time) of the aggregate proceeds received by such Tag-Along Stockholder in connection with the Tag-Along Sale; provided, further that any such liability of such Tag-Along Stockholder shall be satisfied first by the return of any cash proceeds received by such member (including the cash proceeds from the sale of any securities or other non-cash consideration received by such member) and second by the return of any non-cash consideration (including securities) received by such Tag-Along Stockholder.
(c)Any Tag-Along Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the “Tag-Along Notice”) to the Sponsor Group and the Company no more than ten (10) days after the Tag-Along Notice Date irrevocably electing to participate in such Tag-Along Sale. The Tag-Along Notice shall set forth the number of Shares that such Tag-Along Stockholder elects to include in the Tag-Along Sale, which may be less than, but which shall not exceed, such Tag-Along Stockholder’s Tag-Along Allotment. The Tag-Along Notice given by any Tag-Along Stockholder shall constitute such Tag-Along Stockholder’s binding agreement to sell the Shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; provided, that in the event that there is any material adverse change in the terms and conditions of such Tag-Along Sale applicable to the Tag-Along Stockholder (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along Sale or as a consequence of transaction expenses) after such Tag-Along Stockholder gives its Tag-Along Notice, then the Sponsor Group shall give notice such change to the Tag-Along Stockholder and the Tag-Along Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its Shares affected thereby. If the proposed Third Party transferee is unwilling to purchase all of the Company Securities and Shares proposed to be Transferred by the Sponsor Group and all exercising Tag-Along Stockholders, then the Sponsor Group and each exercising Tag-Along Stockholder shall reduce, ratably among them (based on the number of Company Securities or Shares proposed to be included in such Transfer by the Sponsor Group or a Tag-Along Stockholder, as the case may be, as a percentage of the total number of Company Securities and Shares proposed to be included in such Transfer by the Sponsor Group and all Tag-Along Stockholders), the number of Company Securities and Shares to be transferred in the aggregate to the number of Company Securities and Shares that the proposed Third Party transferee is willing to purchase.
(d)If a Tag-Along Notice from any Tag-Along Stockholder is not received by the Sponsor Group prior to the lapse of the ten (10)-day period specified above, the Sponsor Group shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Stockholder, who shall be deemed to have waived such Tag-Along Stockholder’s rights hereunder, but only on terms and conditions which are no more favorable in any material respect to the Sponsor Group (and, in any event, at no greater a per share purchase price, except as the purchase price may be adjusted pursuant to any agreement relating to the relevant Tag-Along Sale) than as stated in the Tag-Along Sale Notice, and only if such Tag-Along Sale occurs on a date within one hundred and eighty (180) days after the proposed Tag-Along Sale Date. If such Tag-Along Sale does not occur within such one hundred and eighty (180)-day period, the shares or interests that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Section 4.
(e)Prior to the Tag-Along Sale Date, each Tag-Along Stockholder shall deliver a certificate or certificates (if certificated) for the Shares to be sold by such Tag-Along Stockholder in connection with the Tag-Along Sale, with undated stock powers duly endorsed in blank for transfer by the registered owner or owners thereof, (x) to the Third Party transferee in such Tag-Along Sale or (y) (to hold in escrow until the consummation of the Tag-Along Sale) the Company or the Sponsor Group, free and clear of all liens, encumbrances and restrictions, in the manner and at the address indicated in the Tag-Along Sale Notice.
(f)Upon written request by the Sponsor Group, in connection with a Tag-Along Sale, each member of the Stockholder Group will execute and deliver a Custody Agreement and Power of Attorney.
(g)The Sponsor Group shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any Tag-Along Sale and the terms and conditions thereof. The Sponsor Group shall have no liability to any Tag-Along Stockholder or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any such proposed Tag-Along Sale.
(h)The provisions of this Section 4 shall apply regardless of the form of consideration received in the Tag-Along Sale; provided, that, in the event the consideration in a proposed Tag-Along Sale includes any securities (excluding any securities in connection with an equity rollover or similar transaction), and the receipt thereof by a Tag-Along Stockholder would require (as determined by the Sponsor Group upon the advice of its counsel (which may include in-house counsel)) under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required by the receipt of such securities by the Sponsor Group and./or Topco or (ii) the provision to any such Tag-Along Stockholder of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for in connection with the Tag-Along Sale, then, in either case of (i) or (ii), in lieu of receiving such securities (as may be determined by the Sponsor Group, in its sole discretion), such Tag-Along Stockholder may, at the Sponsor Group’s direction, receive cash consideration equal to the fair market value of such securities (as determined in good faith by the Sponsor Group by reasonable application of a reasonable valuation method).
(i)The rights set forth in this Section 4 shall terminate immediately prior to the consummation of an Initial Public Offering.
5.Representations, Warranties and Covenants.
(a)Representations and Warranties of the Members of the Stockholder Group. Each member of the Stockholder Group, severally and not jointly, hereby represents and warrants to the Company and the Sponsor Group that:

(i)Capacity; Authorization; Due Execution. Such member, if an individual, has all legal capacity to execute and deliver this Agreement and to carry out such member’s obligations hereunder or, if an entity, is duly organized, validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of formation, and has all necessary organizational power and authority to execute and deliver this Agreement and carry out its obligations hereunder. Such member has duly executed and delivered this Agreement, and assuming due execution and delivery by the other Parties, this Agreement constitutes the legal, valid and binding obligation of such member, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
(ii)Brokerage Arrangements. No broker has acted on behalf of such member in connection with this Agreement, and there are no brokerage commissions, finders’ fees or commissions payable in connection therewith based on any agreement, arrangement or understanding of or with such member or any action taken by such member.
(b)Representations and Warranties Regarding Investment. Each member of the Stockholder Group, severally and not jointly, hereby further represents and warrants to the Company and the Sponsor Group that:
(i)Such member acquired the Shares for investment purposes only, for its own account, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act;
(ii)Such member is aware that it may have to bear the economic risk of such investment for an indefinite period of time or to suffer a complete loss of its investment;
(iii)Such member understands, acknowledges and agrees that the Shares have not been registered under (and that the Company has no present intention to register the Shares under) the Securities Act or applicable state securities law and that the offering and sale of such Shares may be made in reliance on the exemption from the registration requirements provided by Rule 701 promulgated under the Securities Act and analogous provisions of certain state securities laws or in accordance with Regulation D of the Securities Act (as amended from time to time, “Regulation D”) or in accordance with Regulation S of the Securities Act (as amended from time to time, “Regulation S”) or in reliance upon Section 4(a)(2) of the Securities Act, and that such Shares may not be transferred by such member unless the Shares have been registered under the Securities Act and applicable state securities laws or are transferred in a transaction exempt therefrom;
(iv)Such member, if an individual, has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and has adequate means for providing for such member’s current financial needs and anticipated future needs and possible contingencies and emergencies and has no need for liquidity in respect of the investment in the Shares. The execution and delivery of this Agreement by such member will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which such member is a party or by which it is bound;
(v)Such member further represents and warrants that such member is or is not an “accredited investor” as defined in Rule 501(a) of Regulation D as indicated on such member’s signature page hereto;
(vi)Such member understands that no public market now exists for any of the securities issued by the Company; and
(vii)Such member acknowledges that such member has been advised that (x) a restrictive legend in the form set forth below will be placed on any certificate representing the Shares and (y) a notation will be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Shares. Any certificate representing Shares issued to such member shall bear the following legends on the face thereof:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS AND APPLICABLE FOREIGN SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (I) A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THERETO, (II) SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS OR (III) A ‘NO ACTION’ LETTER’ OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE.”
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT, DATED AS OF MARCH [20], 2023, AMONG HEARTLAND DENTAL HOLDING CORPORATION, THE SPONSOR GROUP, AND THE OTHER PARTIES THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT.”
6.Taxes.
The Company Group will have the right to deduct from any payment made under this Agreement to any member of the Stockholder Group any federal, state or local income or other taxes required by law to be withheld with respect to such payment.
7.Certain Restructuring Provisions.

(a)The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all other shares of capital stock of the Company, to any Stock Equivalents and to all other securities of the Company or other members of the Company Group that may be issued in respect of, in exchange for, or in substitution of the Shares. If, and as often as, there are any changes in the Shares, by way of any stock dividends, splits, reverse splits, combinations, or reclassifications, or through acquisition, consolidation, reorganization or recapitalization or by any other means occurring after the date of this Agreement, appropriate adjustment shall be made to the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shares as so changed.
(b)In connection with any proposed Initial Public Offering, without the need for any action or consent of any Person, including any Stockholders, the Sponsor Group, may, in its sole discretion, develop and cause the implementation of an IPO Conversion (as defined below). In connection therewith, the Sponsor Group, in its sole discretion and acting alone, and without the need for any action or consent of any Person, including any member of the Stockholder Group, may take any and all actions to create and implement the Initial Public Offering of the IPO Corporation, including (i) amending this Agreement, including amendments that (1) alter the capital structure of the Company or (2) provide for the conversion of the Company in accordance with Delaware Law to any other entity, whether through the issuance, conversion or exchange of equity securities or otherwise, (ii) merging, converting or consolidating the Company, (iii) forming a Subsidiary holding company that would serve as the IPO Corporation and distributing its equity securities to the equityholders of the Company, (iv) transferring, domesticating or otherwise moving the Company to another jurisdiction within the United States, (v) exchanging Stock and Stock Equivalents for equity securities of the IPO Corporation, and (vi) taking such other steps as it deems necessary, advisable or convenient to create a suitable vehicle for an offering, and in each case for the express purpose of an initial offering of the equity securities of the IPO Corporation for sale to the public in the Initial Public Offering (any such action, an “IPO Conversion”). In the event the Sponsor Group determines that the Company should engage in an IPO Conversion, then in connection therewith, (A) the Sponsor Group and each member of the Stockholder Group agree to cooperate in good faith in order to effectuate the IPO Conversion and ensure that each member of the Stockholder Group receives shares or other equity securities in connection with such IPO Conversion equivalent to its economic interest and substantially equivalent to other rights as such member of the Stockholder Group had with respect to its Shares prior to such IPO Conversion and are consistent with the rights and preferences attendant to such Shares as set forth in this Agreement as in effect immediately prior to such IPO Conversion and to ensure that such rights are reflected in the organizational and other documents of the IPO Corporation; and (B) the Company shall cause the IPO Corporation to become a party to and each member of the Stockholder Group shall enter into any securityholders agreement(s) not inconsistent in any material respect with the rights granted to each member of the Stockholder Group hereunder and requested to be entered into by the Sponsor Group in connection with an IPO Conversion or otherwise in connection with an Initial Public Offering. If the Sponsor Group elects to undertake an IPO Conversion, each member of the Stockholder Group shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Sponsor Group, including taking all actions required or otherwise reasonably requested by the Sponsor Group, in connection with consummating the IPO Conversion, including the voting of any Shares or executing written consents in connection with any matters relating to the IPO Conversion (recognizing that this Agreement authorizes the Sponsor Group to effectuate an IPO Conversion without the need for any such vote or consent) and to take any other actions required or reasonably requested by the Sponsor Group in order to effectuate an IPO Conversion.

8.Regulatory Matters. Notwithstanding any other provision contained in this Agreement or any rights or obligations granted to or imposed upon any party hereto, each member of the Stockholder Group shall reasonably cooperate with the Ontario Teachers’ Pension Plan Board and its Affiliates (“OTPP”), to facilitate OTPP’s compliance with the 30% Rule with respect to OTPP’s investment in the Company and its indirect investment in each Subsidiary of the Company.
9.Notices.
All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, email, courier service, or personal delivery:
if to the Company:
Heartland Dental Holding Corporation
1200 Network Center Drive, Suite 2
Effingham, Illinois 62401
Attention:    General Counsel
Email:        JPantazis@heartland.com

with copies (which shall not constitute notice) to:
Heartland Dental Holding Corporation
c/o Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, California 94025
Attention:    Max Lin
Email:        Max.Lin@kkr.com

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:     Mark D. Pflug
        Jihyun Chung
Emails:    mpflug@stblaw.com
        jihyun.chung@stblaw.com

if to the Sponsor Group:
KKR Core Holding Company LLC
c/o Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, California 94025
Attention:    Max Lin
Email:        Max.Lin@kkr.com

with copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue
New York, New York 10017
Attention:     Mark D. Pflug
        Jihyun Chung
Email:        mpflug@stblaw.com
        jihyun.chung@stblaw.com

if to the Stockholder Group or any member of the Stockholder Group:
[●]
[●]
[●]

Attention:     [●]
Email:         [●]
Phone:     [●]

with copies (which shall not constitute notice) to:

[●]
[●]
[●]

Attention:     [●]
Email:         [●]
Phone:     [●]
Any notice or other communication hereunder shall be deemed duly given (i) one (1) Business Day following the date sent when sent by overnight delivery, (ii) on the date sent by email if a Business Day, otherwise the next Business Day, and (iii) five (5) Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid. Any Party may by notice given in accordance with this Section 9 designate another address or Person for receipts of notices hereunder (in which case the other Parties hereto shall thereafter use such address and/or Person in providing notice hereunder).
10.Successors, Assigns and Transferees.
The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their permitted transferees, including the Permitted Transferees under Section 2 hereof, and their respective successors, each of which such transferees shall agree, in a writing in form and substance satisfactory to the Company, to become a Party hereto and be bound to the same extent as its transferor hereby (including, without limitation, Sections 2 through 4 hereof); provided, that no member of the Stockholder Group may assign any of such member’s rights hereunder other than in connection with a transfer of Shares to a Permitted Transferee or other transferee in accordance with the provisions of this Agreement.
11.Amendment and Waiver.
(a)No failure or delay on the part of any Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Parties hereto at law, in equity or otherwise.
(b)Any amendment, supplement, modification or waiver of or to any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and the Sponsor Group; provided, that this Agreement shall not be amended, supplemented or modified or any provision waived in a manner that materially and adversely affects any member of the Stockholder Group as a holder of Shares (and, for the avoidance of doubt, not taking into account the individual circumstances of such member) without the prior written consent of the holders of a majority of the Shares then owned by all members of the Stockholder Group; provided, further, that, any proposed amendment, supplement, modification or waiver that would affect all holders of Stock, including the member(s) of the Sponsor Group which hold Stock, proportionately shall not require consent of any member of the Stockholder Group. Any aforementioned amendment, supplement, modification, waiver or consent shall be binding upon the Company, the Sponsor Group and the Stockholder Group.
12.Counterparts.
This Agreement may be executed in any number of counterparts (including via facsimile or otherwise electronically), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile or other electronic transmission shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such Party.
13.Confidentiality.
Each member of the Stockholder Group may not at any time make public, disclose, divulge, furnish, release, transfer, sell or otherwise make available to any Person any Confidential Information, or otherwise use or disclose it or allow it to be used or disclosed for any purpose, other than as may be permitted under this Agreement. Notwithstanding the foregoing, a member of the Stockholder Group may disclose Confidential Information without violating this Agreement (i) if the Company or the Sponsor Group consents in writing to such disclosure, (ii) to a Permitted Transferee of such member in connection with a proposed Transfer to such Permitted Transfer, provided that such Permitted Transferee agrees to be bound by the provisions of this Section 13 or executes a confidentiality agreement containing substantially the same terms as this Section 13, (iii) to such member’s attorneys, accountants or financial advisors, or (iv) if disclosure is required to comply with applicable law, a valid court order or any administrative law order or decree, provided that (x) such member gives the Company advance written notice of the required disclosure so that the Company may, if it wishes, seek an appropriate protective order, (y) such member discloses only that portion of the information that is, based on the advice of such member’s counsel, legally required to be so disclosed, and (z) such member requests that any disclosed information be afforded confidential treatment to the greatest extent possible.
14.Action by the Sponsor Group.
Whenever any decision or action required or permitted thereunder to be taken by the Sponsor Group under this Agreement, such decision or action may be made or taken by one or more members of the Sponsor Group (on behalf of all of them) holding a majority of the Company Securities held by all of the members of the Sponsor Group.

15.Specific Performance; Injunctive Relief.
The Parties hereto intend that each of the Parties hereto be given the right to seek damages or specific performance in the event that any other Party hereto fails to perform such Party’s obligations hereunder. Therefore, if any Party shall institute any action or proceeding to enforce the provisions hereof, any Party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff Party has an adequate remedy at law.
16.Headings; Interpretation.
The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. In this Agreement, unless the context otherwise requires, words in the singular number or in the plural number will each include the singular number and the plural number, words of the masculine gender will include the feminine and the neuter, and, when the sense so indicates, words of the neuter will refer to any gender.
17.Severability.
If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.
18.Entire Agreement.
This Agreement, together with the other documents referred to herein or delivered pursuant hereto, contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein.
19.Further Assurances.
Each of the Parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
20.Governing Law.
All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
21.Consent to Jurisdiction; No Jury Trial.
Each of the Parties hereto submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceedings may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Any and all service of process and any other notice in any such action, suit or proceeding will be effective against any Party if given as provided herein. Nothing herein contained will be deemed to affect the right of any Party to serve process in any manner permitted by law. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHERS IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stockholders’ Agreement on the date first written above.

HEARTLAND DENTAL HOLDING CORPORATION
By:
Name: John Pantazis
Title: Executive Vice President, General Counsel and Secretary

HEARTLAND DENTAL TOPCO LLC
By:
Name: [•]
Title: [•]

KKR CORE HOLDING COMPANY LLC
By:
Name: Webster Chua
Title: Manager

KKR PARTNERS IV L.P.
By:
Name: Robert Lewin
Title: Vice President

ALIGN TECHNOLOGY, INC.:

By:
Name:
Title:

Annex I
FORM OF ACKNOWLEDGMENT AND AGREEMENT
The undersigned wishes to receive from [__________] (the “Transferor”) [certain shares or certain options, warrants or other rights to purchase] [________] shares, par value $0.01 per share, of Stock (the “Shares”) of Heartland Dental Holding Corporation, a Delaware corporation (the “Company”).
The Shares are subject to the Stockholders’ Agreement, dated as of March [20], 2023 (the “Agreement”), among the Company, the Sponsor Group and the other parties listed on the signature pages thereto. The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms and conditions. Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Agreement.
Pursuant to the terms of the Agreement, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby.
The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares.
In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) he or she has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement and (iii) the undersigned does hereby agree fully to be bound thereby as a member of the “Stockholder Group” under the Agreement and hereby makes the representations and warranties set forth therein (except to the extent that such representations do not, by their nature, apply to the undersigned).

_________________________________
Name:

This _________ day of __________, ______.